Exhibit 99.1
FOR IMMEDIATE RELEASE
February 18, 2010
Contact info:
Ali Alavi
Vice President
Horsehead Holding Corp.
724.773.2212
Horsehead Announces Record Date and Annual Shareholder Meeting Date
Pittsburgh, PA — Horsehead Holding Corp. (NASDAQ: ZINC), the parent company of Horsehead Corporation and The International Metals Reclamation Company, announced today that it will hold its annual shareholder meeting in Philadelphia, PA on May 7, 2010 at the Marriott Philadelphia West, 111 Crawford Avenue, West Conshohocken, PA 19428. The record date for purposes of shares to be voted is March 24, 2010.
Horsehead Holding Corp. (NASDAQ: ZINC), is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust, and The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium batteries in North America. Headquartered in Pittsburgh, PA, Horsehead employs approximately 1,000 people and has seven facilities throughout the U.S. Visit www.horsehead.net for more information.
Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future prospects, operating plans, business strategy, commercial relationships and financial performance. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of the Company could differ materially from those described in this release. Among the factors that could cause plans, actions and results to differ materially from the Company’s current expectations include those factors identified under Part II, Item 1A. “Risk Factors” in Horsehead’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.